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                                                                  Exhibit 10.25

                                                              EXECUTION VERSION

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                  AMENDED AND RESTATED REINSURANCE AGREEMENT

                                    between

                         LINCOLN BENEFIT LIFE COMPANY

                                      and

                        ALLSTATE LIFE INSURANCE COMPANY

                           Dated as of April 1, 2014

================================================================================

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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Article I.     DEFINITIONS                                                   2

Article II.    COVERAGE                                                     11

Article III.   ADMINISTRATION; GENERAL                                      12

Article IV.    INITIAL REINSURANCE PREMIUM; ADDITIONAL CONSIDERATION;
               NET SETTLEMENT                                               16

Article V.     DURATION AND TERMINATION                                     19

Article VI.    INSOLVENCY                                                   20

Article VII.   LICENSES; SECURITY                                           20

Article VIII.  DAC TAXES                                                    23

Article IX.    ARBITRATION                                                  24

Article X.     INDEMNIFICATION; DISCLAIMER                                  25

Article XI.    GENERAL PROVISIONS                                           27

SCHEDULES

SCHEDULE A  -   CEDED REINSURANCE CONTRACTS

SCHEDULE B  -   SEPARATE ACCOUNTS

SCHEDULE C  -   MONTHLY REPORT

EXHIBITS

EXHIBIT A   -   TRUST AGREEMENT

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                  AMENDED AND RESTATED REINSURANCE AGREEMENT

   This Amended and Restated Reinsurance Agreement, dated as of April 1, 2014 (this "Agreement"), is made and entered into by and between Lincoln Benefit Life Company, a Nebraska domiciled stock life insurance company (the "Company"), and Allstate Life Insurance Company, an Illinois domiciled stock life insurance company (the "Reinsurer", and together with the Company, the "Parties", and each a "Party").

   WHEREAS, the Reinsurer owns 100% of the issued and outstanding capital stock of the Company;

   WHEREAS, the Reinsurer, Resolution Life Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Buyer"), and Resolution Life L.P., solely for purposes of Section 5.25 and Article X thereto, a Bermuda limited partnership, have entered into a Stock Purchase Agreement, dated as of July 17, 2013, as amended (the "Stock Purchase Agreement"), pursuant to which the Reinsurer proposes to sell, and the Buyer proposes to purchase, 100% of the issued and outstanding capital stock of the Company;

   WHEREAS, the Stock Purchase Agreement provides, among other things, for the Company and the Reinsurer to enter into this Agreement;

   WHEREAS, the Reinsurer provides reinsurance coverage to the Company in accordance with the terms of the following reinsurance agreements: (i) a coinsurance agreement between the Parties effective as of December 31, 2001 covering the Company's general account liabilities for all policies and market value adjustment annuities (the "General Account Reinsurance Agreement"),
(ii) a modified coinsurance agreement between the Parties effective as of December 31, 2001 covering the Company's separate account liabilities for variable life insurance policies (the "Variable Life Reinsurance Agreement", and together with the General Account Reinsurance Agreement, the "Subject Reinsurance Agreements") and (iii) a modified coinsurance agreement between the Parties effective as of December 31, 2001 covering the Company's separate account liabilities for variable annuity policies (the "Variable Annuity Reinsurance Agreement");

   WHEREAS, the Company is also a party to a Reinsurance Agreement, effective September 30, 2012 (the "Vermont Captive Reinsurance Agreement"), pursuant to which the Company cedes to the Vermont Captive one hundred percent (100%) of the policy benefits under specified universal life insurance policies written by the Company with issue dates within the range set forth in the Vermont Captive Reinsurance Agreement;

   WHEREAS, prior to the closing of the transactions contemplated in the Stock Purchase Agreement, the Company and the Reinsurer entered into a Partial Commutation Agreement (the "Partial Commutation Agreement") pursuant to which the Company commuted from the Reinsurer certain of the business that was previously ceded or retroceded to the Reinsurer under the Subject Reinsurance Agreements;

   WHEREAS, in connection with the Closing of the transactions contemplated in the Stock Purchase Agreement, the Company and the Reinsurer desire to amend and restate, in its entirety,

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the Variable Life Reinsurance Agreement with respect to the business of the
Company that was reinsured under the Variable Life Reinsurance Agreement and was not commuted by the Company pursuant to the Partial Commutation Agreement;

   WHEREAS, in connection with the Closing of the transactions contemplated in the Stock Purchase Agreement, the Company and the Reinsurer desire to amend and restate the General Account Reinsurance Agreement with respect to the portion of the business of the Company that was reinsured under the General Account Reinsurance Agreement and was not commuted by the Company pursuant to the Partial Commutation Agreement, except for the Company's variable annuity policies reinsured pursuant to the General Account Reinsurance Agreement (which variable annuity policies will continue to be reinsured by the Reinsurer pursuant to the General Account Reinsurance Agreement with respect to all general account liabilities associated with such variable annuity policies);

   WHEREAS, the Variable Annuity Reinsurance Agreement shall remain in full force and effect without amendment; and

   WHEREAS, the Company wishes to appoint the Reinsurer to provide administrative and other services with respect to the Reinsured Risks (as defined below), and the Reinsurer, as Administrator, desires to provide such administrative services and other services.

   NOW, THEREFORE, the Company and the Reinsurer agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

   Section 1.1 Definitions. Any capitalized term used but not defined herein, unless otherwise indicated, shall have the meaning set forth in the Stock Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

       "Administrative Services Agreement" means the Administrative Services Agreement entered into between the Company and the Reinsurer as of the date hereof.

       "Administrator" means the Reinsurer in its capacity as administrator under the Administrative Services Agreement.

       "Agreement" shall have the meaning set forth in the Preamble.

       "ALIC Outward Reinsurance Contracts" means all reinsurance or coinsurance treaties and agreements to which the Reinsurer is or becomes a party, as retrocedent, and that relate to the retrocession by the Reinsurer of risks assumed under this Agreement, including (a) all reinsurance or coinsurance treaties and agreements in force as of the date of this Agreement to which the Reinsurer is a ceding party to and that relate to the LBL Contracts, (b) any such treaty or agreement that is terminated or expired but under which the Reinsurer may continue to receive benefits with respect to the LBL Contracts, (c) any other new or replacement reinsurance or coinsurance treaties or agreements covering the LBL Contracts that are entered into by the Reinsurer and (d) any Alternative Reinsurance Arrangement.

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       "Alternative Reinsurance Arrangement" shall have the meaning set forth in Section 3.10(b).

       "ARIAS" shall have the meaning set forth in Section 9.1.

       "Bank Accounts" shall have the meaning set forth in Section 4.4.

       "Captive" means ALIC Reinsurance Company, a South Carolina domiciled captive insurance company.

       "Captive Change of Control" means the occurrence of one or more of the following events: any Person other than TAC, one or more Affiliates of TAC or the Reinsurer (whether or not then an Affiliate of TAC) acquires or assumes
(x) Control of the Captive, whether by merger, consolidation, stock acquisition or otherwise (including the acquisition or assumption of the power to direct the Captive's management and policies by means of a management or services agreement or other contractual arrangement) or (y) all or substantially all of the assets or Liabilities of the Captive by reinsurance (whether indemnity or assumption) or otherwise; provided, however, that the acquisition of Control of TAC by any Person shall not constitute a Change in Control. Notwithstanding the foregoing, no Captive Change in Control shall be deemed to occur if TAC provides a guarantee for the benefit of the Company, on terms reasonably satisfactory to the Company, of all obligations of the Captive to the Reinsurer that are assigned to the Company in accordance with the terms of the definition of Required Balance.

       "Ceded Reinsurance Contracts" means (a) all reinsurance or coinsurance treaties and agreements in force as of the date of this Agreement to which the Company is a ceding party and that relate to the LBL Contracts, (b) any such treaty or agreement that is terminated or expired but under which the Company may continue to receive benefits with respect to the LBL Contracts, and (c) any other new or replacement reinsurance or coinsurance treaties or agreements covering the LBL Contracts that are entered into by the Reinsurer on behalf of the Company as Administrator under the Administrative Services Agreement, including with respect to subclauses (a), (b) and (c) above, the Vermont Captive Reinsurance Agreement and those treaties and agreements set forth on Schedule A.

       "Change in Control" means the occurrence of one or more of the following events: any Person other than TAC or one or more Affiliates of TAC acquires or assumes (x) Control of the Reinsurer, whether by merger, consolidation, stock acquisition or otherwise (including the acquisition or assumption of the power to direct the Reinsurer's management and policies by means of a management or services agreement or other contractual arrangement) or (y) all or substantially all of the assets or Liabilities of the Reinsurer by reinsurance (whether indemnity or assumption) or otherwise; provided, however, that the acquisition of Control of TAC by any Person shall not constitute a Change in Control. Notwithstanding the foregoing, no Change in Control shall be deemed to occur if TAC provides a guarantee for the benefit of the Company of all Reinsured Risks and all obligations of the Reinsurer hereunder on terms reasonably satisfactory to the Company.

                                       3

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       "Commuted Business" means the business written by the Company that was reinsured by the Reinsurer pursuant to the Subject Reinsurance Agreement and was commuted by the Company pursuant to the Partial Commutation Agreement.

       "Company" shall have the meaning set forth in the Preamble.

       "Company Extra Contractual Obligations" means all Extra Contractual Obligations to the extent arising out of, resulting from or relating to any alleged or actual act, error or omission after the Inception Date (including the failure of the Company to perform any Retained Services for such term as defined in the Administrative Services Agreement to the extent required thereunder), whether intentional, in bad faith, reckless, grossly negligent, negligent or otherwise, by the Company or any of its Affiliates, or any service providers engaged or compensated by the Company or its Affiliates (other than the Reinsurer, any of its Affiliates or any designee or subcontractor appointed by Administrator under the Administrative Services Agreement), in each case unless such action was directed by the Reinsurer in writing.

       "Company Indemnified Persons" shall have the meaning set forth in
Section 10.1.

       "Contractholder" means the holder of any LBL Contract.

       "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

       "Designated Company Conversion Policies" shall have the meaning set forth in the Administrative Services Agreement.

       "Eligible Assets" shall have the meaning set forth in Section 7.4.

       "Exclusive Producer" means any Producer that markets, sells or administers business of the type written by the Reinsurer or any of its Affiliates exclusively for or on behalf of the Reinsurer and its Affiliates, notwithstanding whether such Producer also sells products of the type not written by the Reinsurer or any of its Affiliates on behalf of third parties.

       "Extra Contractual Obligation" means all Liabilities in respect of the LBL Contracts (for the avoidance of doubt, other than Liabilities arising under the express terms and conditions of the LBL Contracts), including Liabilities for fines, penalties, Taxes, fees, forfeitures, compensatory, punitive, exemplary, special, treble, bad faith, tort or any other form of damages, and legal fees and expenses relating thereto, arising out of, resulting from or relating to any alleged or actual act, error or omission, whether intentional, in bad faith, reckless, grossly negligent, negligent or otherwise, in connection with (i) the form, sale, marketing, underwriting, production, issuance, cancellation or administration of the LBL Contracts, (ii) the investigation, defense, trial, settlement or handling of claims, benefits, dividends or payments under or relating to the LBL Contracts, or (iii) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims, dividends or any other amounts due or alleged to be due under or in connection with the LBL Contracts.

                                       4

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       "Fair Market Value" means (i) as to cash, the amount thereof; and
(ii) as to an asset other than cash, the amount at which such asset could be bought or sold in a current transaction between willing parties other than in a forced or liquidation sale.

       "Fund" means any registered investment company in which a Separate Account invests.

       "General Account Liabilities" means the following Liabilities of the Company, whether incurred before, at or after the Inception Date: (a) all claims, benefits, claim expenses, interest on claims or unearned premiums, interest on policy funds, withdrawals, amounts payable for returns or refunds of premium surrender amounts and other amounts payable under the terms of the LBL Contracts; (b) all Liabilities arising out of changes to the terms and conditions of the LBL Contracts mandated by Applicable Law or initiated by a Contractholder pursuant to the terms of the applicable LBL Contracts; (c) all expense allowances payable under the LBL Contracts and all experience refunds that relate to the LBL Contracts (including under the Transamerica Reinsurance Agreement); (d) all premium taxes due or accrued in respect of premiums paid, deposits made or annuitizations occurring with respect to the LBL Contracts net of premium tax credits to the extent arising out of assessments or charges described in clause (e); (e) all assessments and similar charges with respect to the LBL Contracts in connection with participation by the Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, arising on account of insolvencies, rehabilitations or similar proceedings occurring before, on or after the Inception Date; (f) all commissions (including both fronted and trail commissions), expense allowances, benefit credits, other compensation and other servicing and administration fees payable with respect to the LBL Contracts to or for the benefit of Producers; (g) all escheat and unclaimed property Liabilities arising under the LBL Contracts; (h) all premiums and other amounts payable under the Ceded Reinsurance Contracts in respect of the LBL Contracts; and without duplication, (i) all expense reimbursement amounts payable to Allstate Distributors, LLC by the Company under the Principal Underwriting Agreement with respect to the LBL Contracts; in each of the cases of subclauses
(a) through (i) above, net of amounts actually collected under the Ceded Reinsurance Contracts by or on behalf of the Company in respect of the LBL Contracts. For the avoidance of doubt, General Account Liabilities (A) exclude the Separate Account Liabilities and the Company Extra Contractual Obligations, and (B) include any general account fixed options under LBL Contracts.

       "General Account Reinsurance Agreement" shall have the meaning set forth in the Recitals.

       "General Account Reserves" means the aggregate amount of general account reserves of the Company with respect to the General Account Liabilities (without regard to the reinsurance provided hereunder), determined in accordance with Nebraska SAP; provided, the term "General Account Reserves" does not include the Separate Account Reserves. For the avoidance of doubt, such General Account Reserves shall include the amounts for General Account Liabilities that would be reflected in lines 1 through 4 inclusive, column 1, in the "Liabilities, Surplus and Other Funds" section of the NAIC statement blank used to prepare the Company's statutory balance sheet as of December 31, 2012, or if the line numbers are changed pursuant to relevant guidance from the NAIC, the successor to such line numbers.

                                       5

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       "Illinois SAP" means the statutory accounting principles prescribed or permitted by the Commissioner of Insurance of the State of Illinois but disregarding any permitted practices applicable to the Reinsurer, other than those of general applicability to life insurers.

       "Inception Date" shall have the meaning set forth in Section 2.1.

       "LBL Contracts" means all Pre-Closing Policies and Post-Closing Policies, excluding policies issued or coverages otherwise provided as a result of the exercise by a Contractholder of any conversion right in a Pre-Closing Policy or a Post-Closing Policy, other than all Designated Company Conversion Policies.

       "LIBOR Determination Date" means the date as of which One-Month LIBOR is to be determined, or if such date is not a London Banking Day, the next immediately succeeding London Banking Day.

       "London Banking Day" means any business day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

       "Minimum Balance" shall have the meaning set forth in Section 7.7.

       "Monthly Accounting Period" means each calendar month during the term of this Agreement or any fraction thereof ending on the date this Agreement is terminated in accordance with Section 5.2.

       "Monthly Report" shall have the meaning set forth in Section 4.5(a)(ii).

       "Monthly Settlement" shall have the meaning set forth in
Section 4.5(a)(i).

       "Nebraska Commissioner" means the Commissioner of Insurance of the State of Nebraska.

       "Nebraska SAP" means the statutory accounting principles prescribed or permitted by the Commissioner of Insurance of the State of Nebraska but disregarding any permitted practices applicable to the Company, other than those of general applicability to life insurers.

       "New Conversion Policy Form" shall have the meaning set forth in the Administrative Services Agreement.

       "New York Court" shall have the meaning set forth in Section 11.5.

       "Non-Guaranteed Elements" means cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates, variable paid-up amounts, policyholder dividends and other policy features that are subject to change.

       "One-Month LIBOR" means for each interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month which appears on

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Bloomberg: verb "BBAM", 1) "Official BBA Libor Fixings" as of 11:00 a.m.,
London time, on the related LIBOR Determination Date. If this rate does not appear on Bloomberg: verb "BBAM", 1) "Official BBA Libor Fixings" on that date, the rate for such interest period will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on the LIBOR Determination Date with respect to that interest period, to prime banks in the London interbank market.

       "Partial Commutation Agreement" shall have the meaning set forth in the Recitals.

       "Parties" shall have the meaning set forth in the Preamble.

       "Policy Loan Balance" means, with respect to any date of determination, the amount of contract loans in respect of the LBL Contracts, as of such date, as would be reflected in line 6, column 3 in the "Assets" section of the NAIC statement blank used to prepare the Company's statutory balance sheet as of December 31, 2012 or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, net of any unearned policy loan interest on such loans but including any due and accrued interest thereon, determined in accordance with Nebraska SAP.

       "Post-Closing Policies" means all of the life insurance and annuity contracts issued by the Administrator in the name of the Company pursuant to the Administrative Services Agreement.

       "Post-Underwriting Period Conversion Policies" shall have the meaning set forth in the Administrative Services Agreement.

       "Pre-Closing Policies" means all of the life insurance and annuity contracts written or reinsured by the Company prior to the Inception Date and reinsured pursuant to the Subject Reinsurance Agreements, other than (i) the Commuted Business and (ii) all variable annuity policies written by the Company to the extent reinsured by the Reinsurer under the Variable Annuity Reinsurance Agreement or the General Account Reinsurance Agreement. For the avoidance of doubt, the Pre-Closing Policies shall be comprised of (i) all life insurance business written by the Company through Exclusive Producers prior to the Inception Date, (ii) all immediate annuities written by the Company prior to the Inception Date, (iii) all Specified Life Business and (iv) the Reinsured Policies.

       "Premiums" means premiums, considerations, deposits, payments, loan interest and principal repayments and other amounts received by or on behalf of the Company in respect of the LBL Contracts.

       "Principal Underwriting Agreement" means the Amended and Restated Principal Underwriting Agreement entered into between the Company and Allstate Distributors, LLC as of the date hereof.

       "Producer" means any producer, broker, agent, general agent, managing general agent, master broker agency, broker general agency, financial specialist or other Person responsible for marketing or producing insurance policies, annuity contracts, protection and retirement products on behalf of the Company.

       "Recoveries" shall have the meaning set forth in Section 4.2(a).

       "Recoveries Collateral" shall have the meaning set forth in
Section 4.3(a).

       "Reinsurance Receivables" means, as of any date of determination, the sum of (x) the amounts recoverable from reinsurers under the Ceded Reinsurance Agreements or the ALIC Outward Reinsurance Contracts, as of such date, as would be reflected in line 16.1, column 3 in the "Assets" section of the NAIC statement blank used to prepare the statutory balance sheet of the Company or the Reinsurer, as applicable, as of December 31, 2012 or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, plus (y) the funds held by or deposited with reinsured companies under the Ceded Reinsurance Agreements or the ALIC Outward Reinsurance Contracts, as of such date, as would be reflected in line 16.2, column 3 in the "Assets" section of the NAIC statement blank used to prepare the statutory balance sheet of the Company or the Reinsurer, as applicable, as of December 31, 2012 or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, plus
(z) other amounts receivable under reinsurance contracts from reinsurers under the Ceded Reinsurance Agreements or the ALIC Outward Reinsurance Contracts, as of such date, as would be reflected in line 16.3, column 3 in the "Assets" section of the NAIC statement blank used to prepare the statutory balance sheet of the Company or the Reinsurer, as applicable, as of December 31, 2012 or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, in each case determined in accordance with SAP or Applicable Law of the Company Domiciliary State.

       "Reinsured Policies" means those term life insurance policies reinsured by the Company pursuant to the Transamerica Reinsurance Agreement.

       "Reinsured Risks" shall have the meaning set forth in Section 2.1.

       "Reinsurer" shall have the meaning set forth in the Preamble.

       "Reinsurer Extra Contractual Obligations" means all Extra Contractual Obligations to the extent arising out of, resulting from or relating to any alleged or actual act, error or omission, whether intentional, in bad faith, reckless, grossly negligent, negligent or otherwise, by the Reinsurer or any of its Affiliates, or any service providers engaged or compensated by the Reinsurer or its Affiliates (other than any Company Extra Contractual Obligations).

       "Reinsurer Indemnified Persons" shall have the meaning set forth in
Section 10.2.

       "Reinsurer Statutory Book Value" means, with respect to any Eligible Asset, the amount carried in respect of such asset by the Reinsurer as an admitted asset determined in accordance with Illinois SAP.

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       "Required Balance" means, as of any date of determination, an amount equal to (i) the General Account Reserves as of such date, minus (ii) the Policy Loan Balance as of such date, minus (iii) the Reinsurance Receivables as of such date, minus (iv) the amount of Uncollected/Deferred Premiums as of such date, minus (v) reserve credits on the Reinsurer's books and records as of such date with respect to the ALIC Outward Reinsurance Contracts whereby the Reinsurer cedes liabilities to an Affiliate of the Reinsurer, provided, however, that with respect to clause (v), the Required Balance shall only be reduced, (A) in an amount that in the aggregate does not exceed 40% of the General Account Reserves as of such date, (B) to the extent of the Value of any assets held as collateral for the reinsurance under the applicable ALIC Outward Reinsurance Contract and (C) to the extent the Reinsurer has assigned to the Company all its rights with respect to such collateral on terms reasonably satisfactory to the Company. Notwithstanding the foregoing, from and after the occurrence of both a Change in Control and a Captive Change of Control, the Required Balance shall be, as of any date of determination, an amount equal to
(i) the General Account Reserves less (ii) the Policy Loan Balance as of such date.

       "Reserve Credit" means full reserve credit for the reinsurance ceded to the Reinsurer under this Agreement in the Statutory Financial Statements required to be filed by the Company with the Commissioner of Insurance of the State of Nebraska.

       "Separate Account Charges" shall have the meaning set forth in
Section 4.2(a)(iii).

       "Separate Account Liabilities" means those liabilities that are payable from the assets of the Separate Accounts in respect of the LBL Contracts.

       "Separate Accounts" means the portion of the variable life separate account(s) of the Company described on Schedule B that relate to the LBL Contracts.

       "Shared Reinsurance Agreement" shall have the meaning set forth in
Section 3.10(b).

       "Specified Life Business" means, collectively, (i) the term life insurance policies written by the Company prior to the Inception Date that have been reinsured to the Reinsurer and retroceded by the Reinsurer to ALIC Reinsurance Company, (ii) the term life insurance policies of the type identified on Section 1.1(d) of the Seller Disclosure Schedule to the Stock Purchase Agreement that were written by the Company and are reinsured by third party reinsurers and (iii) the life insurance policies (x) written by the Company through Producers that, at the time of sale of such policies, marketed, sold or administered on a non-exclusive basis business of the type written by the Reinsurer or its Affiliates and (y) coded by the Company in its books and records with a distribution channel code of 601.

       "Statutory Financial Statements" means, with respect to any Party, the annual and quarterly statutory financial statements of such Party.

       "Stock Purchase Agreement" shall have the meaning set forth in the Recitals.

       "Subject Reinsurance Agreements" shall have the meaning set forth in the Recitals.

       "TAC" means The Allstate Corporation, a Delaware corporation.

       "Transaction Agreements" shall have the meaning set forth in the Stock Purchase Agreement.

       "Transamerica" means Transamerica International Reinsurance Company.

       "Transamerica Reinsurance Agreement" means that certain retrocessional agreement, dated as of August 15, 2003 by and between the Company and Transamerica.

       "Transfer Instruments" shall have the meaning set forth in Section 7.5.

       "Trust Account" means the trust account established by the Reinsurer for the benefit of the Company under the Trust Agreement.

       "Trust Agreement" means that certain Trust Agreement dated as of the date hereof by and among the Reinsurer, the Company and the Trustee, as trustee, substantially in the form of Exhibit A hereof.

       "Trustee" shall have the meaning set forth in Section 7.2.

       "UCC" shall have the meaning set forth in Section 4.3(b)(i).

       "Uncollected/Deferred Premiums" means, as of any date of determination, the sum of (i) uncollected premiums in the course of collection in respect of the LBL Contracts, as of such date, as would be reflected in line 15.1, column 3 in the "Assets" section of the NAIC statement blank used to prepare the Reinsurer's balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, plus (ii) deferred premiums and installments booked but deferred and not yet due in respect of the LBL Contracts, as of such date, as would be reflected in line 15.2, column 3 in the "Assets" section of the NAIC statement blank used to prepare the Reinsurer's balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, in each case determined in accordance with Nebraska SAP.

       "Value" means, with respect to the assets in the Trust Account, their Reinsurer Statutory Book Value prior to a Change in Control and following the occurrence of a Change in Control, their Fair Market Value.

       "Variable Annuity Reinsurance Agreement" shall have the meaning set forth in the Recitals.

       "Variable Life Reinsurance Agreement" shall have the meaning set forth in the Recitals.

       "Vermont Captive" means Lincoln Benefit Reinsurance Company, a Vermont domiciled captive insurance company.

       "Vermont Captive Reinsurance Agreement" shall have the meaning set forth in the Recitals.

                                  ARTICLE II
                                   COVERAGE

   Section 2.1 Coverage. Upon the terms and subject to the conditions and other provisions of this Agreement, as of 12:01 a.m. Central Time on the 1/st/ day of the month in which the Closing occurs (the "Inception Date"), the Company hereby cedes to the Reinsurer, and the Reinsurer hereby agrees to indemnify the Company (i) on a coinsurance basis, for one hundred percent (100%) of the General Account Liabilities of the Company; (ii) on a modified coinsurance basis, for one hundred percent (100%) of the Separate Account Liabilities of the Company and (iii) for one hundred percent (100%) of the Reinsurer Extra Contractual Obligations, in each case, payable by the Company on or after the Inception Date (the "Reinsured Risks").

   Section 2.2 Conditions.

       (a) The Company, on its own initiative, shall not change the terms and conditions of any LBL Contract, other than for any changes that are required due to (i) changes in Applicable Law, (ii) the terms of the LBL Contracts or
(iii) the requirements of any Governmental Entity. If the Company's liability under any of the LBL Contracts is changed because of changes made on or after the Inception Date in the terms and conditions of the LBL Contracts (including to any contract riders or endorsements thereto) that are required due to the reasons identified in clauses (i), (ii) or (iii) above, the Reinsurer will share in the change proportionately to the coinsurance share hereunder and the Company and the Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement. With respect to any change required due to the reasons identified in clauses (i) or (iii) above, the Company shall, to the extent practicable, prior to the effectiveness of any such change, promptly notify the Reinsurer of such proposed change and afford the Reinsurer the opportunity, to the extent practicable, to object to such change under applicable administrative procedures (both formal and informal).

       (b) Except as otherwise set forth or contemplated herein, including in paragraph (a) above, no changes, amendments or modifications made on or after the Inception Date of the terms and conditions of the LBL Contracts (including to any contract riders or endorsements thereto) shall be covered hereunder unless made by the Reinsurer pursuant to the Administrative Services Agreement or made or consented to by the Company with the prior written approval of the Reinsurer. In the event that any such changes, amendments or modifications are made or consented to in any LBL Contract by the Company without the prior written approval of the Reinsurer, this Agreement will cover Reinsured Risks incurred by the Company under such LBL Contract as if the non-approved changes, amendments or modifications had not been made.

   Section 2.3 Indemnity Reinsurance. This Agreement is an indemnity coinsurance and modified coinsurance agreement solely between the Company and the Reinsurer, and the performance of the obligations of each Party under this Agreement shall be rendered solely to the other Party. The Company shall be and shall remain the only party hereunder that is liable to any insured, cedent, Contractholder, claimant or beneficiary under any annuity contract or insurance policy reinsured hereunder.

   Section 2.4 Territory. The territorial limits of this Agreement shall be identical with those of the LBL Contracts.

                                  ARTICLE III
                            ADMINISTRATION; GENERAL

   Section 3.1 Contract Administration. The Reinsurer shall administer the LBL Contracts (other than the Post-Underwriting Period Conversion Policies), the Ceded Reinsurance Contracts with respect to the LBL Contracts (other than with respect to the Post-Underwriting Period Conversion Policies) and the Separate Accounts (to the extent provided in the Administrative Services Agreement) directly on behalf of the Company, in each instance in accordance with the terms of the Administrative Services Agreement. The Post-Underwriting Period Conversion Policies shall be administered by the Company. The Company agrees to administer the Post-Underwriting Period Conversion Policies in accordance with Applicable Law, the terms of such policies and, subject to the foregoing, using a degree of skill and attention no less than that which the Company exercises with respect to the Company Business. As part of the development of the New Conversion Policy Form in accordance with the provisions of the Administrative Services Agreement, the Parties will agree on an appropriate expense allowance to compensate the Company for providing such administration, which expense allowance shall comply with 210 Nebraska Administrative Code Chapter 57,
Section 004.01(a).

   Section 3.2 Non-Guaranteed Elements. The Reinsurer may, from time to time, make recommendations to the Company with respect to Non-Guaranteed Elements so long as the recommendations comply with the written terms of the LBL Contracts, Applicable Law and Actuarial Standards of Practice promulgated by the Actuarial Standard Board governing redetermination of non-guaranteed charges. The Company shall fully consider any such recommendations and act reasonably and in good faith in determining whether any such recommendations should be accepted and shall not unreasonably delay implementation of any accepted recommendations after such recommendations are provided in writing, except to the extent that an applicable Governmental Entity finally determines that Applicable Law would require the implementation of such recommendations to apply to any policy or contract that constitutes Company Business. Notwithstanding anything to the contrary contained herein, in the event that an applicable Governmental Entity finally determines that Applicable Law would require the implementation of the Reinsurer's recommendations with respect to one or more LBL Contracts to apply to any policy or contract that constitutes Company Business (a) the Parties shall cooperate in good faith to develop a mutually agreeable plan to set Non-Guaranteed Elements with respect to such LBL Contracts and such Company Business, and the Parties shall implement any such plan so agreed and (b) the Company shall not be liable for any Indemnified Losses incurred by the Reinsurer as a result of the Company's failure to implement the Reinsurer's recommendations. In the event that the Company is notified by an applicable

Governmental Entity that it proposes making a determination that Applicable Law would require the implementation of such recommendations to apply to any policy or contract that constitute Company Business, the Company shall promptly (but in any event within two (2) Business Days) notify the Reinsurer of such notification. The parties will thereafter cooperate in good faith and use their reasonable best efforts to reach agreements with such Governmental Entity that will avoid a final determination to such effect.

   Section 3.3 Policy Exchanges, Replacements or Surrenders. Unless otherwise agreed in writing by the Parties to this Agreement, (i) the Company will not institute, promote, or encourage any exchange, replacement or surrender program with respect to the LBL Contracts; and (ii) the Company shall not use any information regarding the LBL Contracts, including information regarding the Contractholders, other than for purposes of complying with its obligations under the Administrative Services Agreement and this Agreement or as otherwise required by Applicable Law.

   Section 3.4 Errors and Omissions. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The Party first discovering such misunderstanding or oversight, or an act resulting from such misunderstanding or oversight, will notify the other Party in writing promptly upon discovery thereof, and the Parties shall act to correct such misunderstanding or oversight within twenty (20) Business Days of such other Party's receipt of such notice. However, this Section 3.4 shall not be construed as a waiver by either Party of its right to enforce strictly the terms of this Agreement.

   Section 3.5 Age, Sex and Other Adjustments. If the Company's liability under any of the LBL Contracts is changed because of a misstatement of age or sex or any other material fact, the Reinsurer will share in the change proportionately to the reinsurance share hereunder and the Company and the Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement.

   Section 3.6 Set-off. Any debts or credits, matured or unmatured, in favor of or against either the Company or the Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off from any amounts due to the Company or the Reinsurer hereunder, as the case may be, and only the net balance shall be allowed or paid. For the avoidance of doubt, no such set-off shall affect the obligations of the Parties or their respective Affiliates under the terms of the Stock Purchase Agreement or any other Transaction Agreement. In the event of any insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Ceding Company or the Reinsurer, the rights of offset and recoupment set forth in this
Section 3.6 shall apply to the fullest extent permitted by Applicable Law.

   Section 3.7 Defenses. The Reinsurer accepts, reinsures and assumes the Reinsured Risks subject to any and all defenses, set-offs and counterclaims to which the Company would be entitled with respect to the Reinsured Risks, it being expressly understood and agreed to by the Parties hereto that no such defenses, set-offs, or counterclaims are or shall be waived by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and that the Reinsurer is and shall be fully subrogated in and to all such defenses, set-offs and counterclaims.

   Section 3.8 Guaranty Fund Assessments and Premium Taxes. The Company and the Reinsurer shall settle amounts due with regard to guaranty fund assessments, premium taxes and premium tax credits included in the General Account Liabilities in accordance with the terms of the Administrative Services Agreement.

   Section 3.9 Conversion. From and after the Inception Date, the Company shall make policies available for issuance upon the exercise by a Contractholder of any conversion right in an LBL Contract in accordance with the terms of the Administrative Services Agreement.

   Section 3.10 Ceded Reinsurance Contracts.

       (a) From and after the Inception Date, pursuant to the terms of the Administrative Services Agreement, the Reinsurer shall have the exclusive right to terminate, amend or replace with a new reinsurance agreement between the Reinsurer and the applicable reinsurer, in whole or in part, any of the Ceded Reinsurance Contracts to the extent such termination, amendment or replacement relates to the LBL Contracts; provided such termination, amendment or replacement does not affect the reinsurance coverage or other reinsurance terms provided thereunder with respect to the Company Business. The Company agrees to not terminate, amend or replace any of the Ceded Reinsurance Contracts to the extent such termination, amendment or replacement relates to or affects the reinsurance coverage provided thereunder with respect to the LBL Contracts. The Company shall, upon the Reinsurer's request, cooperate with the Reinsurer and take all actions reasonably requested by the Reinsurer to cause such terminations, amendments or replacements of Ceded Reinsurance Contracts or to cause such replacement Ceded Reinsurance Contracts to be entered into. The Reinsurer shall reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or its Affiliates in connection with such terminations, amendments or replacements of Ceded Reinsurance Contracts or the entering into of such new Ceded Reinsurance Contracts.

       (b) From and after the Inception Date, to the extent not completed prior to the Inception Date pursuant to Section 5.4 of the Stock Purchase Agreement, the Reinsurer and the Company shall each use its reasonable best efforts, and shall cooperate fully with each other, to cause the reinsurer under each Ceded Reinsurance Contract pursuant to which such reinsurer reinsures both risk included in the Company Business and risk that is not included in the Company Business (each, a "Shared Reinsurance Agreement") to (i) enter into (A) a novation to the Reinsurer or one or more of its Affiliates of the portion of such Shared Reinsurance Agreement comprising risk that is not included in the Company Business or (B) an amendment of such Shared Reinsurance Agreement to exclude the risk that is not included in the Company Business together with a new reinsurance arrangement with the Reinsurer or one or more of its Affiliates pursuant to which such risk will be reinsured by such reinsurer on the same terms as those applicable under the Shared Reinsurance Agreement (each of (A) and (B), an "Alternative Reinsurance Arrangement") and (ii) waive any right to terminate such Shared Reinsurance Agreement pursuant to its terms as a result of the consummation of the transactions contemplated by this Agreement; provided, that neither Party shall be required to compromise any right, asset or benefit or expend any amount, incur any liability or provide any other consideration in connection with obtaining the consent of any reinsurer to any Alternative Reinsurance Arrangement. For the avoidance of doubt, if the Parties are unable to effect an Alternative Reinsurance Arrangement with respect to any Shared Reinsurance Agreement and such Shared Reinsurance Agreement remains in effect after the Inception Date, all rights to the reinsurance recoveries under such Shared Reinsurance Agreement that relate to the LBL Contracts shall be included in the Recoveries, the Company shall have no obligation to seek collection for any such Recoveries (other than with respect to the Post-Underwriting Period Conversion Policies or as may be provided in the Administrative Services Agreement), and the Reinsurer will administer such Shared Reinsurance Agreement with respect to the LBL Contracts (other than with respect to the Post-Underwriting Period Conversion Policies) under the Administrative Services Agreement.

       (c) From and after the Inception Date, to the extent not completed prior to the Inception Date pursuant to Section 5.4 of the Stock Purchase Agreement, the Reinsurer shall have the right but not the obligation to continue to use efforts to cause the reinsurer under each Ceded Reinsurance Contract other than the Shared Reinsurance Agreements to enter into either (i) a novation of such Ceded Reinsurance Contract from the Company to the Reinsurer or one of its Affiliates or (ii) a termination of such Ceded Reinsurance Contract together with the concurrent entry into a new reinsurance contract with the Reinsurer; provided, that neither Party shall be required to compromise any right, asset or benefit or expend any amount, incur any liability or provide any other consideration in connection with obtaining the consent of any reinsurer to any such alternative arrangement. For the avoidance of doubt, if the Parties are unable to effect an alternative arrangement with respect to any such Ceded Reinsurance Contract and such Ceded Reinsurance Contract remains in effect after the Inception Date, all rights to the reinsurance recoveries under such Ceded Reinsurance Contract shall be included in Recoveries, the Company shall have no obligation to seek collection for any such Recoveries (other than with respect to the Post-Underwriting Period Conversion Policies or as may be provided in the Administrative Services Agreement), and the Reinsurer will administer such Ceded Reinsurance Contract (other than with respect to the Post-Underwriting Period Conversion Policies) under the Administrative Services Agreement.

       (d) Subject to the provisions of Section 3.10(a), Liabilities with respect to the LBL Contracts under any Ceded Reinsurance Contract that is terminated or recaptured by the Reinsurer shall be ceded hereunder automatically to the Reinsurer without further action, subject to receipt by the Reinsurer of any reserve transfer or similar transfers or settlement amount, if any, received by the Company from the applicable reinsurer and, in such event, the Reinsurer shall pay any special transfer or recapture fee or any other amount payable by the Company in respect of the LBL Contracts in connection therewith as may be required under such Ceded Reinsurance Contract.

       (e) From and after the Inception Date, the Reinsurer shall have the right but not the obligation to seek Transamerica's consent to (and upon receipt of such consent to effectuate on behalf of the Company) either (i) a novation of the Transamerica Reinsurance Agreement (together with any related servicing agreement) from the Company to the Reinsurer or one of its Affiliates or (ii) a termination of the Transamerica Reinsurance Agreement (together with any related servicing agreement) together with the concurrent entry into a new reinsurance contract and any related servicing agreement with the Reinsurer; provided, that neither Party shall be required to compromise any right, asset or benefit or expend any amount, incur any liability or provide any other consideration in connection with obtaining the consent of Transamerica to any such alternative arrangement.

   Section 3.11 Follow the Fortunes. The Reinsurer's Liability under this Agreement shall attach simultaneously with that of the Company under the LBL Contracts, and the Reinsurer's Liability under this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, proportion of Premiums paid to the Company.

                                  ARTICLE IV
     INITIAL REINSURANCE PREMIUM; ADDITIONAL CONSIDERATION; NET SETTLEMENT

   Section 4.1 Initial Reinsurance Premium. The Parties agree and acknowledge that the initial reserve transfer occurred under the Subject Reinsurance Agreements (or predecessor reinsurance agreements), and there will be no additional initial reinsurance premium or ceding commission due between the Parties as a result of entering into this Agreement except as provided in
Section 4.2.

   Section 4.2 Additional Consideration.

       (a) As additional consideration for the Reinsurer entering into this Agreement, as of the Inception Date, the Company hereby irrevocably sells, assigns, transfers and delivers to the Reinsurer as premium hereunder all of its rights, title and interest in one hundred percent (100%) of all of the following amounts actually received or receivable at or after the Inception Date by the Company or the Reinsurer, whether in its role as reinsurer hereunder or as Administrator, with respect to the LBL Contracts
(items (i) through (v) below, collectively, the "Recoveries"):

           (i)Premiums;

          (ii)all amounts actually collected or collectable under the Ceded Reinsurance Contracts in respect of the LBL Contracts (including all recoveries, returns, amounts in respect of profit sharing and all other sums to which the Company may be entitled under the Ceded Reinsurance Contracts in respect of the LBL Contracts);

         (iii)all mortality and expense risk charges, administrative expense charges, rider charges, contract maintenance charges, back-end sales loads and other considerations billed separately for the LBL Contracts collected or collectible by the Company, and any other charges, fees and similar amounts received or receivable by the Company from the Separate Accounts in respect of the LBL Contracts (collectively, the "Separate Account Charges"). For the avoidance of doubt, the Separate Account Charges shall include any revenue sharing fees, service fees and distribution fees received or receivable from or in respect of Funds pursuant to a plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended;

          (iv)all amounts that are transferrable from the Separate Accounts to the general account of the Company in respect of the LBL Contracts; and

           (v)without duplication, all other payments, collections, releases of funds, recoveries and other considerations or payments with respect to the LBL Contracts, including all premiums, payments, reimbursements, interest or other amounts that the Company receives in connection with any reinstatement or reissuance of an LBL Contract or any conversion, exchange or replacement policy that is reinsured under this Agreement.

       (b) The Company agrees to execute and record all additional documents and take all other steps reasonably requested by the Reinsurer to effectuate such transfer to the Reinsurer. Direct receipt by the Reinsurer, including in its role as Administrator under the Administrative Services Agreement, or any of its Affiliates of any such amounts shall satisfy the Company's obligations to transfer any such amount to the Reinsurer hereunder.

       (c) The Company hereby and pursuant to the Administrative Services Agreement appoints the Reinsurer as its agent to collect all Recoveries in the Company's name. The Company agrees and acknowledges that the Reinsurer and its permitted assigns and delegatees are entitled to enforce, in the name of the Company, all rights at law or in equity or good faith claims of the Company with respect to such Recoveries. If necessary for such collection, the Company shall reasonably cooperate, at the Reinsurer's expense, in any litigation or other dispute resolution mechanism relating to such collection. The Parties acknowledge and agree that the Reinsurer shall be responsible for and has hereby assumed the financial risk of any uncollected or uncollectible Recoveries. To the extent that the Company recovers any Recoveries from any third party attributable to the LBL Contracts, the Company shall promptly transfer such amounts to the Reinsurer, together with any pertinent information that the Company may have relating thereto.

   Section 4.3 Security Interest.

       (a) The Parties intend the Company's assignment pursuant to the first sentence of Section 4.2(a) to be a present assignment of all of the Company's rights, title and interest and not an assignment as collateral. However, to the extent that such assignment is not recognized as a present assignment, is not valid or is recharacterized as a pledge rather than a lawful conveyance to the Reinsurer, the Company does hereby grant, bargain, sell, convey, assign and otherwise pledge to the Reinsurer all of the Company's now owned and hereafter acquired or arising, whether governed by Article 9 of the UCC or other law, wherever located, and all proceeds and products thereof, right, title and interest, if any (legal, equitable or otherwise) to all Recoveries (and any lockbox or account set up for the receipt of the Recoveries after the Inception
Date) ("Recoveries Collateral") to secure all of the Company's obligations to remit the Recoveries to the Reinsurer.

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

       (b) Upon the failure of the Company to remit Recoveries to the Reinsurer, which failure remains uncured ten (10) days after written notice thereof is received by the Company, the Reinsurer shall have, in addition to all other rights under this Agreement or under Applicable Law, the following rights:

           (i)the right to exercise all rights and remedies granted a secured party under the Uniform Commercial Code, as said code has been enacted in the State of Nebraska, the State of Illinois, or any other applicable jurisdiction (the "UCC"), as though all the Recoveries Collateral constituted property subject to a security interest under Article 9 thereof; and

          (ii)the right to intercept and retain monies and property in any lockbox or account set up for the receipt of Recoveries.

       (c) This Section 4.3 is being included in this Agreement to ensure that, if an insolvency or other court determines that, notwithstanding the provisions of this Agreement, including Section 4.2(a), and the express intent of the Parties in entering into this Agreement, the Company retained ownership of or any rights in the Recoveries Collateral, the Reinsurer's rights to the Recoveries Collateral are protected with a first priority, perfected security interest, and it is the intent of the Parties that this Section 4.3 be interpreted as such.

       (d) Nothing contained herein shall be construed to support the conclusion that the Company will retain any ownership of or any rights in the Recoveries Collateral after the Inception Date or to support the conclusion that the Reinsurer does not acquire full ownership thereof as of the Inception Date.

       (e) The Company shall execute and deliver and the Reinsurer is authorized to execute and deliver any and all financing statements reasonably requested by the Reinsurer to the extent that it may appear appropriate to the Reinsurer to file such financing statements in order to perfect the Reinsurer's title under Article 9 of the UCC to any and all Recoveries Collateral and the Company shall do such further acts and things as the Reinsurer may reasonably request in order that the security interest granted hereunder may be maintained as a first perfected security interest. All costs and expenses incurred in connection with obtaining a first priority, perfected security interest shall be borne by the Reinsurer.

   Section 4.4 Bank Accounts. During the term of this Agreement, the Reinsurer may open and maintain one or more accounts with banking institutions with respect to the LBL Contracts (the "Bank Accounts"). The Reinsurer shall have the exclusive authority over the Bank Accounts including, without limitation, the exclusive authority to (a) open the Bank Accounts in the name of the Company, (b) designate the authorized signatories on the Bank Accounts,
(c) issue drafts on and make deposits in the Bank Accounts in the name of the Company, (d) make withdrawals from the Bank Accounts and (e) enter into agreements with respect to the Bank Accounts on behalf of the Company; provided, that in no event shall the Company be responsible for any fees, overdraft charges or other payments, liabilities or obligations with respect to any such Bank Accounts or be obligated to provide funding for the Bank Accounts. The Company shall do all things necessary at the Reinsurer's expense to

(x) enable and authorize the Reinsurer to use the Company's existing lockboxes with respect to the LBL Contracts and (y) to enable the Reinsurer to open and maintain the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested from time to time by the banking institutions. The Company agrees that without the Reinsurer's prior written consent it shall not make any changes to the authorized signatories on the Bank Accounts nor attempt to withdraw any funds therefrom.

   Section 4.5 Reports and Settlements.

       (a) The Reinsurer shall provide to the Company periodic accounting and other reports with respect to the LBL Contracts as specified in the Administrative Services Agreement. Other than with respect to the Post-Underwriting Conversion Policies, settlement with respect to amounts owed hereunder by the Reinsurer to the Company and by the Company to the Reinsurer shall be performed through the direct payment by the Reinsurer of Reinsured Risks and direct receipt by the Reinsurer of Recoveries on an ongoing basis in its capacity as Administrator under the Administrative Services Agreement.

           (i)Except as otherwise specifically provided herein, all amounts due to be paid to the Company and the Reinsurer under this Agreement with regards to the Post-Underwriting Period Conversion Policies shall be determined on a net basis, as of the last day of each Monthly Accounting Period. Each net amount due with respect to each Monthly Accounting Period (the "Monthly Settlement") shall be paid by the Reinsurer to the Company, or by the Reinsurer to the Company, as applicable, no later than fifteen (15) days after delivery of the Monthly Report.

          (ii)Within fifteen (15) days of the end of each Monthly Accounting Period, the Company shall supply the Reinsurer with a report in the form of Schedule C which shall set forth the Recoveries with respect to the Post-Underwriting Period Conversion Policies collected during the prior Monthly Accounting Period and the General Account Liabilities paid during the prior Monthly Accounting Period (the "Monthly Report").

         (iii)If the actual data required for the Monthly Report cannot be supplied with the appropriate report, the Company shall produce best estimates and shall provide amended reports based on actual data no more than ten (10) days after the actual data becomes available and the Parties will settle any additional amounts due within five (5) days thereafter.

                                   ARTICLE V
                           DURATION AND TERMINATION

   Section 5.1 Duration. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

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

   Section 5.2 Reinsurer's Liability. The Reinsurer's liability with respect to the Reinsured Risks will terminate on the earliest of: (i) the date the Company's liability with respect to the Reinsured Risks is terminated and all amounts due the Company from the Reinsurer with respect thereto have been paid by or on behalf of the Reinsurer to or on behalf of the Company; and (ii) the date this Agreement is terminated upon the written agreement of the Parties.

                                  ARTICLE VI
                                  INSOLVENCY

   Section 6.1 Payments. In the event of the insolvency of the Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the contractholders of the contracts reinsured, without diminution because of the insolvency of the Company. It is agreed and understood, however, that (i) in the event of the insolvency of the Company, the domiciliary liquidator, receiver or legal successor of the insolvent Company shall give written notice of the pendency of a claim against the insolvent Company on the LBL Contract within a reasonable time after such claim is filed in the insolvency proceeding and (ii) during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator, receiver or statutory successor.

   Section 6.2 Expenses. It is further understood that any expense thus incurred by the Reinsurer pursuant to Section 6.1 may be filed as a claim against the insolvent Company as part of the expense of liquidation, to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned subject to court approval, in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

                                  ARTICLE VII
                              LICENSES; SECURITY

   Section 7.1 Licenses. At all times during the term of this Agreement, the Reinsurer shall (i) hold and maintain all licenses and authorizations required so that the Company may receive Reserve Credit or (ii) otherwise take such steps as may be required to provide the Company with Reserve Credit.

   Section 7.2 Security. During the term of this Agreement until such time as a Trust Account is no longer required pursuant to Section 7.7, as security for the payment of amounts due the Company under this Agreement, the Reinsurer, as grantor, shall establish and maintain the Trust Account with a trustee reasonably acceptable to the Company (the "Trustee") naming the Company as sole beneficiary thereof. Concurrently with the execution of this Agreement, on the Inception Date, the Reinsurer shall deposit into the Trust Account Eligible Assets with a Reinsurer Statutory Book Value (including investment income due and accrued) equal to the Reinsurer's good faith estimate of the Required Balance as of the Inception Date. All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the requirements set forth in the Trust Agreement; provided that, in addition to the requirements set out in the Trust Agreement, the Reinsurer shall transfer amounts to, and withdraw amounts from, the Trust Account as set forth in Section 7.6.

   Section 7.3 Trust Account and Settlements. The trustee shall hold assets in the Trust Account pursuant to the terms of the Trust Agreement.

   Section 7.4 Investment of Trust Assets. The assets held in the Trust Account shall be valued at their Value (including investment income due and accrued). The assets that may be held in the Trust Account shall consist of cash and investments that are permitted to be carried by the Company as admitted assets determined in accordance with Nebraska SAP; provided, that (i) each such asset that is a security is issued by an institution that is not the Reinsurer, the Company or an Affiliate of either Party, and (ii) such assets comply with the requirements specified by the investment guidelines as set forth on Exhibit C of the Trust Agreement; provided, further, that such assets shall be managed in accordance with commercially reasonable investment guidelines agreed by the Company and the Reinsurer upon the occurrence of a Change in Control (the assets pursuant to this sentence being the "Eligible Assets").

   Section 7.5 Deposit of Assets. Prior to depositing assets in the Trust Account, the Reinsurer will execute assignments, endorsements, medallion guaranteed stock powers, and medallion guaranteed bond powers in blank (collectively "Transfer Instruments") as appropriate in each instance for the type of asset, to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignment, conveyance or transfer, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate the assets, attach the endorsements and record the assignments without any additional consent or signature from the Reinsurer or any other entity. The Transfer Instruments shall be accompanied by a Certificate duly executed by an Assistant Secretary of the Reinsurer evidencing the due authority of the signatories to execute the Transfer Instruments on behalf of the Reinsurer.

   Section 7.6 Adjustment of Security and Withdrawals. Subject to Section 7.7, the amount of security provided by the Reinsurer shall be adjusted following the end of each Monthly Accounting Period to be equal to the Required Balance as of the end of such Monthly Accounting Period (such amounts to be calculated by the Reinsurer and a report thereof to be furnished to the Company no later than ten (10) Business Days following the end of such Monthly Accounting Period) as follows:

       (a) If the aggregate Value of the Eligible Assets held in the Trust Account at the end of any Monthly Accounting Period is less than the Required Balance, calculated based on the most recent Monthly Accounting Period report, the Reinsurer shall, no later than ten (10) Business Days following delivery of the relevant report, transfer additional Eligible Assets to the Trust Account so that the aggregate Value of the Eligible Assets held in the Trust Account is not less than the Required Balance as of the end of such Monthly Accounting Period.

       (b) If the aggregate Value of the Eligible Assets in the Trust Account at the end of any Monthly Accounting Period exceeds 100% of the Required Balance, calculated based on the most recent Monthly Accounting Period report, then the Reinsurer shall have the right to withdraw the excess from the Trust Account in accordance with the terms of the Trust Agreement; provided, however, that after a Change in Control the 100% amount above shall become 102%.

       (c) The report required to be delivered by the Reinsurer as described in this Section 7.6 shall include a listing of each asset in the Trust Account and the Reinsurer Statutory Book Value and Fair Market Value of each such asset as of the end of the relevant Monthly Accounting Period.

       (d) The Company may withdraw the assets held in the Trust Account only in accordance with the terms of the Trust Agreement to pay to the Company amounts that are (i) due to the Company from the Reinsurer under this Agreement, but not yet recovered from the Reinsurer, (ii) not the subject of a good faith dispute and (iii) not paid by the Reinsurer within ten (10) Business Days after the Reinsurer has received written notice of such failure to pay from the Company.

       (e) The amount of any withdrawal from the Trust Account in excess of amounts permitted under the terms of the Trust Agreement shall be held in trust by the Company and maintained in a segregated account, separate and apart from the assets of the Company for the benefit of the Reinsurer and promptly returned to the Reinsurer, plus interest, compounded monthly, at One-Month LIBOR plus 150 basis points from and including the date of withdrawal to but excluding the date on which such excess withdrawal is returned to the Trust Account.

   Section 7.7 Termination of Trust Account. Notwithstanding anything to the contrary herein, if, prior to the occurrence of a Change in Control, the Required Balance as set forth in the report required to be delivered by the Reinsurer as described in Section 7.6 with respect to any Monthly Accounting Period is zero (the "Minimum Balance"), then (i) the Reinsurer and the Company shall promptly deliver a joint written notice to the Trustee to terminate the Trust Account, and (ii) the Reinsurer shall have no further obligation to maintain any assets in the Trust Account pursuant to this Agreement or the Trust Agreement.

   Section 7.8 Certain Reports. The Reinsurer shall provide written notice of the occurrence of any Change in Control or Captive Change of Control within two
(2) Business Days after its occurrence. In addition, the Reinsurer shall cooperate fully with the Company and promptly respond to the Company's reasonable inquiries from time to time concerning the determination of whether a Change in Control or a Captive Change of Control has occurred.

   Section 7.9 Vermont Captive. To the extent the Vermont Captive proposes to reinsure any business in addition to the business currently reinsured under the Vermont Captive Reinsurance Agreement, the parties shall negotiate in good faith with respect to the treatment of the business currently reinsured under the Vermont Captive Reinsurance Agreement.

                                 ARTICLE VIII
                                   DAC TAXES

   Section 8.1 DAC Taxes.

       (a) Each of the Company and Reinsurer acknowledges that it is subject to taxation under Subchapter L of the Code and hereby makes the election contemplated in section 1.848-2(g)(8) of the Treasury regulations under the Code with respect to this Agreement. Each of the Company and Reinsurer
(i) agrees that such election shall be effective for the taxable year of each Party that includes the Inception Date and for all subsequent years during which this Agreement remains in effect and (ii) warrants that it will take no action to revoke the election.

       (b) Pursuant to section 1.848-2(g)(8) of the Treasury regulations, each Party hereby agrees (i) to attach a schedule to its federal income tax return for its first taxable year ending on or after the Inception Date that identifies this Agreement as a reinsurance agreement for which the joint election under section 1.848-2(g)(8) has been made, (ii) that the Party with net positive consideration (as defined in the Treasury regulations) for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the Agreement without regard to the general deductions limitation of section 848(c)(1) of the Code, and (iii) to exchange information pertaining to the amount of net consideration (as defined in the Treasury regulations) under this Agreement to ensure consistency.

       (c) By March 1 of each year, the Reinsurer shall submit a schedule to the Company of its calculation of the net consideration for the preceding calendar year. If the Company agrees with the calculation, the Company shall use this information in determining its net consideration for such prior year. If the Company disagrees with the calculation, the Parties shall act in good faith to resolve any differences so that consistency is maintained for tax return reporting purposes.

       (d) By May 15 of each calendar year, the Reinsurer shall reimburse (or be reimbursed by, as the facts may provide) the Company for DAC taxes incurred for the previous tax year with respect to the policies after the Inception Date. The DAC tax reimbursement shall be computed by multiplying the DAC tax factor by the sum of (i) 100% of premiums received during the previous tax year on the Reinsured Contracts after the Inception Date subject to section 848 of the Code and (ii) the Company's net consideration (as defined in the Treasury regulations) for the previous tax year under this Agreement for periods beginning on or after the Inception Date. The "DAC tax factor" shall be 0.215% for annuity contracts, 0.252% for group life contracts and 0.946% for life insurance contracts, non-cancellable A&H contracts and guaranteed renewable A&H contracts. The Company and the Reinsurer mutually agree to prospectively adjust the DAC tax factor to reflect any changes in the federal income tax rate applicable to the Company or the Reinsurer, as the case may be, or changes to section 848 of the Code or the related Treasury regulations.

                                  ARTICLE IX
                                  ARBITRATION

   Section 9.1 Resolution of Damages. As a condition precedent to any right arising under this Agreement, any dispute between the Company and the Reinsurer arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration pursuant to the commercial arbitration rules of AIDA Reinsurance and Insurance Arbitration Society ("ARIAS").

   Section 9.2 Composition of Panel. Unless the Parties agree upon a single arbitrator within fifteen (15) days after the receipt of notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with Sections 9.3 and 9.4.

   Section 9.3 Appointment of Arbitrators. The Party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof, by registered mail or a recognized overnight courier to the other Party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Unless a single arbitrator is agreed upon within fifteen (15) days after the receipt of the notice of intention to arbitrate, the respondent shall, within thirty (30) days after receiving such notice, also appoint an arbitrator and notify the claimant thereof in a like manner. Before instituting a hearing, the two arbitrators so appointed shall choose an impartial umpire. If, within thirty (30) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be selected pursuant to the rules of ARIAS. The arbitrators shall be present or former executives or officers of life insurance or reinsurance companies. The arbitrators and umpire shall be disinterested individuals and not be under the control of either Party, and shall have no financial interest in the outcome of the arbitration.

   Section 9.4 Failure of a Party to Appoint Arbitrator. If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, such arbitrator shall be selected pursuant to the rules of ARIAS, and shall then, together with the arbitrator appointed by the claimant, choose an umpire as provided in Section 9.3.

   Section 9.5 Choice of Forum. Any arbitration instituted pursuant to this
Article IX shall be held in New York, New York or such other place as the Parties may mutually agree.

   Section 9.6 Procedure Governing Arbitration. Each party participating in the arbitration shall have the obligation to produce those documents and as witnesses to the arbitration those of its employees as any other participating party reasonably requests providing always that the same witnesses and documents be obtainable and relevant to the issues before the arbitration and not be unduly burdensome or excessive. The parties may mutually agree as to pre-hearing discovery prior to the arbitration hearing and in the absence of agreement, upon the request of any party, pre-hearing discovery may be conducted as the panel shall determine in its sole discretion to be in the interest of fairness, full disclosure, and a prompt hearing, decision and award by the panel. The panel shall be the final judge of the procedures of the panel, the conduct of the arbitration of the rules of evidence, the rules of privilege and production and of excessiveness and relevancy of any witnesses and documents upon the petition of any participating party.

   Section 9.7 Arbitration Award. The arbitration panel shall render its decision within sixty (60) days after termination of the proceeding unless the parties consent to an extension, which decision shall be in writing, stating the reason therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding except to the extent otherwise provided in the Federal Arbitration Act. Judgment upon the award may be entered in any court having jurisdiction pursuant to the Federal Arbitration Act.

   Section 9.8 Cost of Arbitration. Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and its own witnesses and shall equally bear with the other parties the expense of the umpire and the arbitration.

   Section 9.9 Limit of Authority. It is agreed that the arbitrators shall have no authority to impose any punitive, exemplary or consequential damage awards on either of the Parties hereto.

   Section 9.10 Survival. This Article IX shall survive the termination of this Agreement.

                                   ARTICLE X
                          INDEMNIFICATION; DISCLAIMER

   Section 10.1 Reinsurer's Obligation to Indemnify. The Reinsurer hereby agrees to indemnify, defend and hold harmless the Company and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the "Company Indemnified Persons") from and against any and all Indemnifiable Losses incurred by the Company Indemnified Persons to the extent arising from (i) any breach by the Reinsurer of the covenants and agreements of the Reinsurer contained in this Agreement, (ii) all Reinsurer Extra Contractual Obligations, (iii) the Company's acceptance and implementation of the Reinsurer's recommendations in accordance with Section 3.2, (iv) any determination that the setting of Non-Guaranteed Elements by the Company in accordance with such recommendations while setting Non-Guaranteed Elements in a different manner on policies or contracts that comprise the Company Business constitutes a failure by the Company to comply with Applicable Law; provided, that Indemnifiable Losses payable under this clause (iv) shall (A) be limited to Indemnifiable Losses actually paid to a third party in connection with a Third Party Claim (including any additional amounts that are required to be credited or paid to policyholders or beneficiaries) and (B) only be payable if such determination is made by an applicable Governmental Entity or a court of competent jurisdiction, and (v) any successful enforcement of this indemnity.

   Section 10.2 Company's Obligation to Indemnify. The Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the "Reinsurer Indemnified Persons") from and against any and all Indemnifiable Losses incurred by the Reinsurer Indemnified Persons to the extent arising from (i) any breach by the Company of the covenants and agreements of the Company contained in this Agreement,
(ii) all

Company Extra Contractual Obligations, (iii) (A) changes to Non-Guaranteed Elements that are made by the Company on or after the Inception Date without the Reinsurer's prior written consent or (B) the failure of the Company to implement the Reinsurer's recommendations with respect to Non-Guaranteed Elements that satisfy the requirements of Section 3.2, and (iv) any successful enforcement of this indemnity.

   Section 10.3 Definitions. As used in this Agreement:

           (a)"Indemnitee" means any Person entitled to indemnification under this Agreement;

           (b)"Indemnitor" means any Person required to provide indemnification under this Agreement;

           (c)"Indemnifiable Losses" means any and all damages, losses, Liabilities, obligations, costs and expenses (including reasonable attorneys' fees and expenses); provided, that any Indemnity Payment (x) shall in no event include any amounts constituting punitive damages relating to the breach or alleged breach of this Agreement (except to the extent actually paid to a third party in connection with a Third Party Claim) and (y) shall be net of any amounts recovered by or recoverable by the Indemnitee for the Indemnifiable Losses for which such Indemnity Payment is made under any insurance policy, reinsurance agreement, warranty or indemnity or otherwise from any Person other than a Party hereto, and the Indemnitee shall promptly reimburse the Indemnitor for any such amount that is received by it from any such other Person with respect to an Indemnifiable Losses after any indemnification with respect thereto has actually been paid pursuant to this Agreement;

           (d)"Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and

           (e)"Third Party Claim" means any claim, action, suit, or proceeding made or brought by any Person that is not an Indemnitee.

   Section 10.4 Applicability of Stock Purchase Agreement. The procedures set forth in Section 7.5 of the Stock Purchase Agreement shall apply to Indemnifiable Losses indemnified under this Article X.

   Section 10.5 No Duplication. If any Indemnifiable Losses are indemnified under any other Transaction Agreement, the Company Indemnified Person or Reinsurer Indemnified Person shall not be entitled to indemnification with respect to such Indemnifiable Losses pursuant to such other Transaction Agreement and shall instead be entitled to indemnification pursuant to
Section 10.1 or Section 10.2 of this Agreement.

                                  ARTICLE XI
                              GENERAL PROVISIONS

   Section 11.1 Schedules and Exhibits. The Schedules and Exhibits to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein.

   Section 11.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally or by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

       (a) if to the Company:

   Lincoln Benefit Life Company
   Suite 300
   Columbia Centre I
   5600 North River Road
   Rosemont, IL 60018
   Attention: Simon Packer

   with copies (which shall not constitute notice) to:

   Debevoise & Plimpton LLP
   919 Third Avenue
   New York, New York 10022
   Attention:Nicholas F. Potter
             David Grosgold

       (b) if to the Reinsurer:

   Allstate Life Insurance Company
   3100 Sanders Road
   Northbrook, Illinois 60062
   Attention: Jess Merten

   with copies (which shall not constitute notice) to:

   Willkie Farr & Gallagher LLP
   787 Seventh Avenue
   New York, New York 10019
   Attention:John M. Schwolsky
             Alexander M. Dye

Notice given by personal delivery or overnight courier shall be effective upon actual receipt.

   Section 11.3 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word "Dollars" or the "$" sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by the Parties hereto and shall not be construed by any Governmental Entity against either Party by virtue of the fact that such Party was the drafting Party.

   Section 11.4 Entire Agreement; Third Party Beneficiaries. This Agreement (including all exhibits and schedules hereto) and the other Transaction Agreements constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement. Except as set forth in Article X with respect to the Reinsurer Indemnified Persons and the Company Indemnified Persons, this Agreement is not intended to confer upon any Person other than the Parties hereto and their successors and permitted assigns any rights or remedies.

   Section 11.5 Governing Law and Jurisdiction.

       (a) This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. While the parties contemplate that all disputes hereunder will be decided pursuant to Article IX hereof, the parties submit to the jurisdiction of any court of the United States or any state court, which in either case is located in the City of New York (each, a "New York Court") with respect to any legal proceedings to enforce an arbitral award issued in accordance with Article IX. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, that nothing set forth in this sentence shall prohibit any of the parties hereto from removing any matter from one New York Court to another New York Court. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 11.2 of this Agreement, constitute good, proper and sufficient service thereof.

       (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 11.5(b).

   Section 11.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (other than by operation of law in a merger), by either Party without the prior written consent of the other Party, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. For the avoidance of doubt, the Reinsurer shall be permitted to retrocede any of the Reinsured Risks at its sole discretion.

   Section 11.7 Severability; Amendment; Modification; Waiver.

       (a) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

       (b) This Agreement may be amended or a provision hereof waived only by a written instrument signed by each of the Reinsurer and the Company.

       (c) No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

   Section 11.8 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party. Each Party may deliver its signed counterpart of this Agreement to the other Party by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

   Section 11.9 Cooperation. Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement including making available to each their respective officers and employees for interviews and meetings with Governmental Entities and furnishing any additional assistance, information and documents as may be reasonably requested by a Party from time to time.

   Section 11.10 Survival. Articles VIII, IX, X and XI shall survive the termination of this Agreement.

                 [Remainder of Page Intentionally Left Blank]

   IN WITNESS WHEREOF, the Company and the Reinsurer have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

                                             LINCOLN BENEFIT LIFE COMPANY

                                             By:  -----------------------------
                                                  Name:
                                                  Title:

                                             ALLSTATE LIFE INSURANCE COMPANY

                                             By:  -----------------------------
                                                  Name:
                                                  Title:

                                             By:  -----------------------------
                                                  Name:
                                                  Title:

         Signature Page to Amended and Restated Reinsurance Agreement

                                  SCHEDULE A

                          CEDED REINSURANCE CONTRACTS

Ceded Life and Annuity

1. Reinsurance Agreement, effective as of December 31, 1986, by and between the Company and Seller, replaced and superseded by Coinsurance Agreement, effective as of December 31, 2001, by and between the Company and Seller.

2. Reinsurance Agreement, effective as of January 1, 1994, by and between the Company and Seller, replaced and superseded by Modified Coinsurance Agreement
(VA), effective as of December 31, 2001, by and between the Company and Seller. And Reinsurance Agreement, effective as of January 1, 1994, by and between the Company and Seller, replaced and superseded by Modified Coinsurance Agreement
(VL), effective as of December 31, 2001, by and between the Company and Seller.

3. Reinsurance Agreement, effective as of September 30, 2012, by and between the Company and Lincoln Benefit Reinsurance Company.

4. Automatic Coinsurance Agreement, effective as of October 5, 2001, by and between the Company and American United Life Insurance Company.

5. Automatic Yearly Renewable Term Agreement, effective as of July 2, 2012, by and between the Company and Arch Reinsurance Ltd.

6. Automatic Coinsurance Reinsurance Agreement, effective as of August 15, 2003, by and between the Company and The Canada Life Assurance Company.

7. Automatic YRT Reinsurance Agreement, effective as of July 29, 2004, by and between the Company and The Canada Life Assurance Company.

8. Automatic YRT Reinsurance Agreement for Legacy Premier SL, Estate Executor, and Consultant SL, effective as of January 17, 2005 by and between the Company and The Canada Life Assurance Company.

9. Automatic YRT Reinsurance Agreement for Consultant Protector VUL and Consultant Accumulator VUL, effective as of January 17, 2005 by and between the Company and The Canada Life Assurance Company.

10. Automatic Yearly Renewable Term, effective as of January 15, 1999, by and between the Company and Employers Reassurance Corporation.

11. Automatic Coinsurance Life Reinsurance Agreement, effective as of December 1, 2000, by and between the Company and Employers Reassurance Corporation.

                                  Schedule A

12. Automatic Yearly Renewable Term, effective as of November 5, 2001, by and between the Company and Employers Reassurance Corporation.

13. Automatic Yearly Renewable Term Agreements L088-102 and L088-103, effective as of December 1, 2000, by and between the Company and General and Cologne Life Re of America (whose name changed to General Re Life Corporation as of
December 24, 2003.)

14. Automatic Coinsurance Agreement L088-100, effective as of December 1, 2000, by and between the Company and General and Cologne Life Re of America (whose name changed to General Re Life Corporation as of December 24, 2003.)

15. Automatic Yearly Renewable Term Agreement L088-107, effective as of January 17, 2005, by and between the Company and General Re Life Corporation.

16. Automatic Umbrella Reinsurance Agreement, effective as of October 5, 2001, by and between the Company and Business Men's Assurance Company of America (novated to Generali USA Life Reassurance Company effective October 31, 2003).

17. Automatic Coinsurance Reinsurance Agreement, effective as of September 1, 2006, by and between the Company and Generali USA Life Reassurance Company.

18. Automatic Yearly Renewable Term, effective as of January 23, 2012, by and between the Company and Hannover Life Reassurance Company of America.

19. Automatic Yearly Renewable Term, effective as of July 2, 2012, by and between the Company and Hannover Life Reassurance Company of America.

20. Yearly Renewable Term Agreement, effective as of June 1, 1988, by and between the Company and The Lincoln National Life Insurance Company.

21. Coinsurance Agreement, effective as of May 1, 1989, by and between the Company and The Lincoln National Life Insurance Company.

22. Yearly Renewable Term Agreement, effective as of June 15, 1991, by and between the Company and The Lincoln National Life Insurance Company.

23. Coinsurance Agreement, effective as of May 1, 1995, by and between the Company and The Lincoln National Life Insurance Company.

24. Yearly Renewable Term Agreement, effective as of June 1, 1996, by and between the Company and The Lincoln National Life Insurance Company.

25. Yearly Renewable Term Agreement, effective as of July 1, 1998, by and between the Company and The Lincoln National Life Insurance Company.

                                  Schedule A

26. Yearly Renewable Term Agreement, effective as of May 1, 1999, by and between the Company and The Lincoln National Life Insurance Company.

27. Coinsurance Agreement, effective as of January 1, 2000, by and between the Company and The Lincoln National Life Insurance Company.

28. Automatic Reinsurance Agreement on a Coinsurance Basis, effective as of February 15, 1992, by and between the Company and Munich American Reassurance Company.

29. Automatic Reinsurance Agreement on a Coinsurance Basis, effective as of
May 1, 1998, by and between the Company and Munich American Reassurance Company.

30. Automatic Reinsurance Agreement on a Coinsurance Basis, effective as of January 1, 2000, by and between the Company and Munich American Reassurance Company.

31. Automatic YRT Reinsurance Agreements 3254, 3436, and 3437, effective as of January 17, 2005, by and between the Company and Munich American Reassurance Company.

32. Automatic YRT Reinsurance Agreement, effective as of October 12, 2009, by and between the Company and Munich American Reassurance Company.

33. Automatic Bulk Coinsurance Non-Refund Agreement, effective as of May 1, 1989, by and between the Company and North American Life and Casualty Company (novated to RGA Reinsurance Company effective July 1, 2004).

34. Automatic Bulk YRT Non-Refund Agreement, effective as of January 1, 1994, by and between the Company and Allianz Life Insurance Company of North America (novated to RGA Reinsurance Company effective July 1, 2004).

35. Automatic and Facultative Coinsurance Agreement, effective as of May 1, 1997, by and between the Company and RGA Reinsurance Company.

36. Coinsurance Agreement, effective as of May 1, 1998, by and between the Company and RGA Reinsurance Company.

37. Automatic Bulk YRT Non-Refund Agreement, effective as of July 1, 1998, by and between the Company and Allianz Life Insurance Company of North America (novated to RGA Reinsurance Company effective July 1, 2004).

38. Risk Premium Reinsurance Agreement, effective as of January 15, 1999, by and between the Company and RGA Reinsurance Company.

39. Automatic Bulk Coinsurance Non-Refund Agreements 9284 and 9286, effective as of January 1, 2000, by and between the Company and Allianz Life Insurance Company of North America (novated to RGA Reinsurance Company effective July 1,
2004).

                                  Schedule A

40. Automatic and Facultative Coinsurance Reinsurance Agreement, effective as of December 1, 2000, by and between the Company and RGA Reinsurance Company.

41. Automatic and Facultative YRT Reinsurance Agreement, effective as of February 3, 2003, by and between the Company and RGA Reinsurance Company.

42. Automatic and Facultative YRT Reinsurance Agreement, effective as of January 17, 2005, by and between the Company and RGA Reinsurance Company.

43. Automatic YRT Reinsurance Agreement, effective as of October 12, 2009, by and between the Company and SCOR Global Life U.S. Reinsurance Company (whose name changed to SCOR Global Life Americas Reinsurance Company as of
September 27, 2011).

44. Automatic YRT Reinsurance Agreement, effective as of February 1, 2011, by and between the Company and SCOR Global Life U.S. Reinsurance Company (whose name changed to SCOR Global Life Americas Reinsurance Company as of
September 27, 2011).

45. Automatic YRT Agreement, effective as of August 1,1988, by and between the Company and Frankona America Life Reassurance Company (whose name changed to ERC Life Reinsurance Corporation as of Febrary 2, 1996 and then novated to Scottish Re Life Corporation as of October 24, 2005).

46. Automatic Coinsurance Agreements numbered 2487 and 2569, effective as of May 1, 1997, by and between the Company and Phoenix Home Life Mutual Insurance Company (novated to ERC Life Reinsurance Corporation as of January 1, 2000 and then novated to Scottish Re Life Corporation as of October 24, 2005).

47. Monthly Renewable Term Automatic Agreement, effective as of January 1, 1984, by and between the Company and Security Life of Denver Insurance Company.

48. Automatic and Facultative Monthly Renewable Term Agreement, effective as of June 15, 1991, by and between the Company and Security Life of Denver Insurance Company.

49. Automatic and Facultative Coinsurance Agreement, effective as of December 1, 1991, by and between the Company and Security Life of Denver Insurance Company.

50. Automatic and Facultative Coinsurance Agreement, effective as of May 1, 1995, by and between the Company and Security Life of Denver Insurance Company.

51. Automatic and Facultative Yearly Renewable Term Agreement, effective as of June 1, 1996, by and between the Company and Security Life of Denver Insurance Company.

52. Automatic and Facultative Yearly Renewable Term Agreement, effective as of June 1, 1998, by and between the Company and Security Life of Denver Insurance Company.

                                  Schedule A

53. Automatic and Facultative Yearly Renewable Term Agreement, effective as of January 15, 1999, by and between the Company and Security Life of Denver Insurance Company.

54. Automatic and Facultative Yearly Renewable Term Agreement, effective as of May 15, 1999, by and between the Company and Security Life of Denver Insurance Company.

55. Automatic and Facultative Coinsurance Agreement, effective as of January 1, 2000, by and between the Company and Security Life of Denver Insurance Company.

56. Automatic and Facultative Monthly Renewable Term Reinsurance Agreement, effective as of October 15, 2002, by and between the Company and Security Life of Denver Insurance Company.

57. Automatic and Facultative Monthly Renewable Term Reinsurance Agreement, effective as of December 31, 2002, by and between the Company and Security Life of Denver Insurance Company.

58. Reinsurance Agreement, effective as of April 1, 1994, by and between the Company and The Mercantile and General Life Reassurance Company of America (novated to Swiss Re Life & Health America Inc. effective December 31, 1997).

59. Reinsurance Agreement, effective as of May 1, 1995, by and between the Company and The Mercantile and General Life Reassurance Company of America (novated to Swiss Re Life & Health America Inc. effective December 31, 1997).

60. Reinsurance Agreement (YRT), effective as of May 1, 1997, by and between the Company and The Mercantile and General Life Reassurance Company of America (novated to Swiss Re Life & Health America Inc. effective December 31, 1997).

61. Reinsurance Agreement #6531-1 (Automatic Coinsurance Bulk), effective as of May 1, 1997, by and between the Company and Life Reassurance Corporation of America (Life Reassurance Corporation of America consolidated into
Swiss Re Life & Health America Inc. effective September 30, 2000).

62. Automatic Self Administered YRT Reinsurance Agreement, effective as of
May 1, 1998, by and between the Company and Swiss Re Life & Health America Inc.

63. Automatic Self Administered YRT Reinsurance Agreement, effective as of
June 1, 1998, by and between the Company and Swiss Re Life & Health America Inc.

64. Reinsurance Agreement #6704-1, effective as of January 15, 1999, by and between the Company and Life Reassurance Corporation of America (Life Reassurance Corporation of America consolidated to Swiss Re Life & Health America Inc. effective September 30, 2000).

                                  Schedule A

65. Reinsurance Agreement #6748-1, effective as of February 15, 1999, by and between the Company and Life Reassurance Corporation of America (now known as Swiss Re Life & Health America Inc.).

66. Reinsurance Agreement #6848-1, effective as of November 1, 1999, by and between the Company and Life Reassurance Corporation of America (Life Reassurance Corporation of America consolidated to Swiss Re Life & Health America Inc. effective September 30, 2000).

67. Reinsurance Agreement #6769-1, effective as of January 1, 2000, by and between the Company and Life Reassurance Corporation of America (Life Reassurance Corporation of America consolidated to Swiss Re Life & Health America Inc. effective September 30, 2000).

68. Reinsurance Agreement #0848501, effective as of September 1, 2006, by and between the Company and Swiss Re Life & Health America Inc.

69. Reinsurance Agreement #I93287US-07, effective as of February 1, 2007, by and between the Company and Swiss Re Life & Health America Inc.

70. Reinsurance Agreement #I97791US-09, effective as of May 1, 2009, by and between the Company and Swiss Re Life & Health America Inc.

71. Letter of Intent #05031US12, effective as of January 1, 2013, by and between the Company and Swiss Re Life & Health America Inc.

72. Life, Disability and Accidental Death Automatic Reinsurance Agreement, effective as of January 1, 1984, by and between the Company and Transamerica Occidental Life Insurance Company (novated to Transamerica Life Insurance as of October 1, 2008).

73. Automatic Reinsurance Agreement, effective as of June 15, 1991, by and between the Company and Transamerica Occidental Life Insurance Company (novated to Transamerica Life Insurance as of October 1, 2008).

74. Automatic Reinsurance Agreement, effective as of June 1, 1996, by and between the Company and Transamerica Occidental Life Insurance Company (novated to Transamerica Life Insurance as of October 1, 2008).

75. Zero First Year YRT Agreement, effective as of May 1, 1999, by and between the Company and Transamerica Occidental Life Insurance Company (novated to Transamerica Life Insurance as of October 1, 2008).

76. Automatic Reinsurance Agreement, effective as of February 15, 1992, by and between the Company and Transamerica Occidental Life Insurance Company (novated to Transamerica Life Insurance as of October 1, 2008).

                                  Schedule A

77. Coinsurance Agreement, effective as of January 1, 2000, by and between the Company and Transamerica Occidental Life Insurance Company (novated to Transamerica Life Insurance as of October 1, 2008).

78. Zero First Year YRT Agreement, effective as of August 15, 2003, by and between the Company and Transamerica Occidental Life Insurance Company (novated to Transamerica Life Insurance as of October 1, 2008).

79. Retrocessional Agreement, effective as of August 15, 2003, by and between Transamerica International Re (Bermuda) Ltd. and the Company.

80. Coinsurance Agreement, effective as of September 1, 2006, by and between the Company and Transamerica Occidental Life Insurance Company (novated to Transamerica Life Insurance as of October 1, 2008).

                                  Schedule A

                                  SCHEDULE B

                               SEPARATE ACCOUNTS

Lincoln Benefit Life Variable Life Account 40 Act File No. 811-9154.

                                  Schedule B

                                  SCHEDULE C

                                MONTHLY REPORT

   From and after the time any form of Post-Underwriting Period Conversion Policy is developed and commences issue, the Reinsurer will require the Company to provide to the Reinsurer on a monthly basis information regarding the Post-Underwriting Period Conversion Policies reinsured by the Reinsurer hereunder, such as Recoveries collected, Reinsured Risks paid and applicable reserves. Detailed reporting requirements will be agreed upon by the Parties in good faith specific to any form of Post-Underwriting Period Conversion Policy when such policy form is developed and commences issue.

                                  Schedule C

                                   EXHIBIT A

                                TRUST AGREEMENT

                                   Exhibit A